                                                                     Exhibit 4.1

                             SARA LEE CORPORATION

                         Floating Rate Notes due 2003

Registered No. FLR-1                              Principal Amount: $250,000,000
CUSIP No. 803111 AL 7

     This Security is a Security in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This global Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH
HEREIN:

Principal Amount: $250,000,000

Original Issue Date: September 10,    Stated Maturity: September 10, 2003     This Security is a: Global Security
2001

Specified Currency: U.S. dollars      Authorized Denominations: U.S. $1,000
                                      and any integral multiple of $1,000
                                      in excess thereof

Initial Interest Rate: 3.68625%       Interest Payment Dates:                 Regular Record Dates: March 1, June
                                      March 10, June 10, September 10 and     1, September 1 and December 1
                                      December 10 of each year, beginning     immediately preceding the respective
                                      December 10, 2001                       Interest Payment Dates

Index Maturity: Three months          Interest Rate Basis or Bases: LIBOR
                                      (as determined herein)

Spread Multiplier: N/A                Spread (plus or minus): +20 basis
                                      points

Maximum Rate: N/A                     Minimum Rate: N/A

Reset Period: Quarterly               Interest Reset Dates: March 10, June
                                      10, September 10 and December 10

Interest Determination Dates: The     Calculation Agent: The Bank of New
second London Business Day            York
preceding each Interest Reset Date

Discounted Security:                  Original Issue Discount Security:
[_] yes   [X] no                      [_] yes   [X] no

Issue Price (expressed as a
 percentage of aggregate principal
 amount): 100%

                             SARA LEE CORPORATION

     SARA LEE CORPORATION, a Maryland corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., as nominee for the Depository Trust Company, or registered assigns, the principal amount stated above at Stated Maturity, and to pay interest thereon from the Original Issue Date shown above or, in the case of a Security issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but not including the applicable Interest Payment Date or the Stated Maturity (such Stated Maturity Date is referred to hereinafter as a "Maturity" with respect to principal repayable on such date), as the case may be, provided that if the Original Issue
                                             --------
Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum equal to the Initial Interest Rate specified above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided, however, that interest
                                              --------  -------
payable at Maturity will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holder of this Security (or one or more Predecessor Securities) not less than 15 calendar days preceding such special record date (the "Special Record Date").

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of October 2, 1990, as supplemented from time to time (herein called the "Indenture"), among the Company and The Bank of New York, as successor to Continental Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be denominated in different currencies, bear different dates, mature at different times and bear interest at different rates. Subject to being increased by the Company pursuant to an Officer's Certificate, the aggregate principal amount of the Securities of this series which may be authenticated and delivered pursuant to the Indenture (except as provided therein) is $250,000,000.

     The Company will appoint and at all times maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) and interest on any Securities of this series on behalf of the Company and having an office or agency in The City of New York, New York or The City of Chicago, Illinois where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed The Bank of New York as such Paying Agent, with its Corporate Trust Office currently at 101 Barclay Street, New York, New York 10286. The Company will give prompt written notice to the Trustee of any change in such appointment.

     Funds for the payment of the principal of (and premium, if any) and interest on this Security due in United States dollars on any Interest Payment Date or at Maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will pay such funds to the Depositary (referred to below), and the Depositary will allocate and pay such funds to the owners of beneficial interests in this Security in accordance with its existing operating procedures.

     The principal of (and premium, if any) and interest on this Security are payable by the Company in the Specified Currency set forth above.

     The rate of interest on this Security will be reset quarterly (such period being the "Reset Period," and the first day of each Reset Period, an "Interest Reset Date") by the Calculation Agent, as specified above. The Interest Reset Dates will be the dates specified on the face hereof; provided, however, that
                                                      --------  -------
the interest rate in effect from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date or until the Maturity, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Market Day, the Interest Reset Date shall be postponed to the next day that is a Market Day, except that if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

     "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based. "Business Day," with respect to any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized by law or regulation to close. "Market Day" means any Business Day in The City of New York which is also a London Business Day. "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Security shall be the rate determined in accordance with the provisions below.

     Determination of LIBOR.  Unless otherwise specified above, LIBOR will be
     ----------------------
determined by the Calculation Agent accordance with the following provisions:

          (i) With respect to any LIBOR Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on the display designated as "Page 3750" on the Dow Jones Market Service (or any successor page or service, for the purpose of displaying London interbank offered rates for United States dollar deposits) ("Telerate Page 3750") as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If no rate appears on Telerate Page 3750, LIBOR for such LIBOR Interest Determination Date will be determined as described in (ii) below.

          (ii)   With respect to a LIBOR Interest Determination Date on which no rate for the applicable Index Maturity appears on Telerate Page 3750, as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in United States dollars having the Index Maturity shown on the face hereof are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date to prime banks in the London interbank market by four major reference banks in the London interbank market selected by the Calculation Agent, in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR on such Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards) of such quotations as determined by the Calculation Agent. If fewer than two quotations are provided, LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards) of the rate quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in United States dollars to leading European banks, having the Index Maturity shown on the face hereof and in a Representative Amount; provided, however, that if fewer than three banks
                            --------  -------
     selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date will be LIBOR in effect on such LIBOR Interest Determination Date.

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Rate, if any, or less than the Minimum Rate, if any, shown on the face hereof. The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

          The Company will appoint and at all times maintain a banking institution that is not an Affiliate of the Company as Calculation Agent hereunder. The Company has initially appointed The Bank of New York as such Calculation Agent and will give prompt written notice to the Trustee of any change in such appointment. The Company will cause the Calculation Agent to calculate the interest rate on this Security with respect to any Interest Reset Date in accordance with the foregoing on or before the Calculation Date pertaining to the related Interest Determination Date. Except as otherwise provided herein, all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward). The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

          The Calculation Agent will, upon the request of the Holder of this Security, provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

          Unless specified above, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Business Day preceding such Interest Reset Date (the "LIBOR Interest Determination Date").

          Unless otherwise specified above, the "Calculation Date" pertaining to any Reset Period shall be the earlier of (i) the tenth calendar day after the Interest Determination Date pertaining to such Reset Period, or, if such day is not a Market Date, the next succeeding Market Day or (ii) the Market Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

          Interest payments for this Security shall be the amount of interest accrued to, but excluding, the Interest Payment Dates. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid is calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day from the Original Issue Date or from the last date to which interest has been paid to the date, but excluding such date, for which accrued interest is being calculated, unless otherwise specified on the face hereof. The interest factor (expressed as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards) applicable to such day by 360.

          If any Interest Payment Date for this Security, other than Maturity, is on any day that is not a Market Day, such Interest Payment Date shall be postponed to the next such succeeding Market Day (or, if the next such succeeding Market Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Market Day), with the same force and effect as if made on the due date, and no interest shall be payable on the date of payment for the period from and after the due date. If the Maturity for this Security falls on any day which is not a Market Day, payouts due hereon need not be made on such day, but may be made on the next succeeding Market Day with the same force and effect as if made on such due date, and no interest shall be payable on the date of payment for the period from and after such due date.

     This Security shall not be redeemable at the option of the Company before the Stated Maturity specified on the face hereof.

     This Security shall not be repayable at the option of the Holder on any date prior to the Stated Maturity specified above.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     OTHER PROVISIONS:

     With respect to the Securities of this series, the term "Principal Domestic Property," as set forth in the Indenture, shall mean "any facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing or distribution, located in the United States, owned or leased by the Issuer or a Subsidiary and having a gross book value (without deduction for depreciation reserves) in excess of $50,000,000, other than any such facility or portion thereof which, in the opinion of the Board of Directors of the Issuer, is not of material importance to the total business conducted by the Issuer and its Subsidiaries as an entirety."

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the right of the Holder of this Security, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

     The Indenture contains provisions, which apply to this Security, for defeasance of (i) the entire indebtedness of this Security and (ii) certain restrictive covenants, subject in either case to compliance by the Company with conditions set forth in the Indenture, including that in the event of defeasance pursuant to Section 10.1(A) of the Indenture Holders of this Security shall only be able to look to the trust fund established pursuant to Section 10.1(A) for payment of principal of and premium, if any, and interest on this Security until Maturity.

     As provided in the Indenture and subject to certain additional limitations set forth therein and as may be set forth above, the transfer of this Security is registrable in the Security register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without interest coupons in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof or (an "Authorized Denomination"). The Securities of this series may be issued, in whole or in part, in the form of one or more global Securities and issued to The Depository Trust Company as depositary for the global Securities of this series (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee. As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor and like terms of a different Authorized Denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities endorsed thereon shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to above, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: September 10, 2001               SARA LEE CORPORATION

                                        ______________________________

                                        By:
                                        Title:



                                        ______________________________
                                        By:
                                        Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated in, and issued under, the Indenture described herein.

     THE BANK OF NEW YORK,
      as Trustee

     By: _____________________________________
             Authorized Signatory

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common

     TEN ENT - as tenants by the entireties

     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - ____________________ Custodian ________________________
                              (Cust)                            (Minor)

                        Under Uniform Gifts to Minors Act

                         ____________________________________________
                              (State)

Additional abbreviations may also be used though not in the above list.

                                ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT
SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE
NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

____________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

DATED: ______________________    _______________________________________________
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.